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                                                                    EXHIBIT 10.9

                              CONSULTING AGREEMENT

This agreement dated for reference the 5th day of November, 2002.

BETWEEN:    Essentially Yours Industries Inc.
            3960 Howard Hughes Parkway
            Suite 500,
            Las Vegas, NV 89109
            Tel: 702.892.2956        Fax: 702.892.3950
            Email:
            ("EYI")

AND:        Flaming Gorge, Inc.
            80 South Main Street
            Aberdeen, ID 83210
            Tel:  208.397.7224       Fax:  208.397.7225
            Email: eyi@jaybiz.com
            (the "Consultant")

WHEREAS:

A. EYI is engaged in the sale and marketing of health and wellness products and requires assistance in the sale and marketing of EYI products and services: (the "Business");

B. Consultant has the necessary experience to assist EYI and the Business;

C.    The principal of the Consultant is Jay Sargeant (the
      "Principal");

NOW THEREFORE the parties hereto agree as follows:

1.    APPOINTMENT

1.1 EYI hereby appoints Consultant, on a non-exclusive basis to provide services on behalf of EYI, and Consultant hereby accepts such appointment, all on the terms herein set out. The proposed title of the Principal whose services are being provided via the Consultant is 'President' or such other title as the parties shall agree upon from time to time.

2.    TERM

2.1 The term of this Agreement shall be for an initial period of five (5) years ("initial term") commencing on the date hereof. This agreement shall automatically renew on a year to year basis at the end of the initial term unless terminated in accordance with the provisions herein set out, provided that the parties may negotiate an extension of this Agreement on terms to be mutually agreed.

2.2   This Agreement shall terminate, without further notice upon:

      a.    The winding up or bankruptcy of Consultant or its Principal;

      b. The Consultant or its Principal being found guilty of fraud or other serious criminal offense or being declared mentally incompetent;

      c.    The agreement of the Parties to so do;



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      d.    The Consultant being unable, for whatever reason, to
            continue to provide services to EYI;

      e. A material breach of the terms of this Agreement, including without limiting the generality of the foregoing a breach by Consultant of the provisions of Article 3.1.

2.3 Notwithstanding the foregoing either party may terminate this Agreement without reason, upon one (1) year prior notice. Provided however, termination of this Agreement shall not adversely affect payment of any monies due hereunder to Consultant unless termination was due to a material breach of this Agreement by Consultant or its Principal or due to their fraud or other serious criminal offense.

3.    SERVICES

3.1 The Consultant shall provide the following services and advice to EYI in addition to such other services as EYI shall reasonably request and Consultant agrees to provide, namely:

      a. Consultant will perform the duties and services usually expected of a person holding the office of President in a NV company;

      b. Consultant will also supervise the officers and senior management of EYI; the COO and CFO will report to the Consultant;

      c. Consultant will provide advice, experience and supervise sales and marketing activities;

      d. Consultant will be responsible for raising financing and capital for the operations of EYI;

      e. Consultant will provide signing authorities for legal and financial matters of EYI;

      f. Consultant will provide and perform functions and duties of a CEO for EYI;

      g. Consultant agrees to provide EYI with such further and other services and advice as EYI shall reasonably request and the Consultant agree to provide.

3.2 Consultant agrees to provide the services requested on a best efforts basis each and every day during the term of this Agreement and in particular to be available every business day of each week for consultation with EYI. Consultant agrees to provide whatever time and services are necessary and reasonably required by EYI in order to make the Business a success.

4.    REMUNERATION

4.1 In consideration of the efforts of Consultant to be provided herein EYI agrees to pay to Consultant the sum of Twenty Thousand ($20,000.00) United States Dollars per month payable on the first month following the month that services are provided. Consultant and its Principal shall also be entitled to bonuses, whether in stock or cash, based upon the efforts of Consultant and the success of the Business as may be determined and agreed upon by the Board of Directors of EYI, from time to time.



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5.    RELATIONSHIP

5.1 Nothing contained herein will be construed to make the Consultant an employee or agent of EYI. The Consultant will at all times act as an independent contractor. The Consultant will determine the method, details, and means of performing its services under this Agreement. The Consultant agrees to comply with all laws, ordinances, rules, and regulations, which are applicable to the performance of its services. The Consultant agrees to indemnify and hold EYI harmless from all claims, damages, and expenses resulting from the Consultant's failure to comply and his performance hereunder. EYI may provide Consultant with authority to bind EYI to contracts and agreements and to make representations on behalf of EYI; in such case the authority will be set out herein or approved in writing by resolution of the Board of Directors.

6.    CONFIDENTIALITY

6.1 The Consultant acknowledges that EYI has certain rights in certain confidential, proprietary, trade secret or technical information including but not limited to:

      a. Computer software, including, but not limited to, source and object codes, flowcharts, algorithms, record layouts, routines, report formats, data, compilers, assemblers, design concepts and related documentation, manuals, and other materials whether in human or machine readable form;

      b. Discoveries, inventions, copyrights, concepts and ideas, whether patentable or not, and including, without limitation, the nature and result of research, development, manufacturing, marketing, planning and any other business activities;

      c. Product specifications, formulas, designs, manufacturing processes and methods, production machinery, quality assurance methods, binary compensation plans, accounting systems, know-how and any other proprietary information of any kind whatsoever;

      d.    Database of possible users of the Product;

      All of which shall hereinafter be referred to as "Subject Information";
      and

      The Consultant further acknowledges that the Subject Information was developed or acquired by EYI at considerable expense, has independent economic value from not being known or readily ascertainable by others, and is the subject of efforts made by EYI to maintain in secrecy; and

      EYI wishes to maintain its rights to the Subject Information, and

      The Consultant agrees not to, directly or indirectly, in any way, reveal, report, publish, disclose, transfer or otherwise use any of the Subject Information for his own personal benefit or gain or in any way other than in the best interests of EYI.

7.    COVENANTS

7.1   The Consultant covenants to EYI as follows:

      a. To carry out the services performed on behalf of EYI with due diligence and in the best interests of EYI;



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      b.    To exercise all reasonable effort to provide the services
            to EYI on a timely basis and to perform the services in accordance with good business practice;

      c. To comply with all lawful and reasonable directions and instructions of EYI;

      d.    To devote full time efforts to EYI and the success of its Business;

      e. Not to become involved, directly or indirectly, during the term of this Agreement and for a period of eighteen (18) months after termination of this Agreement regardless of the reason for termination, with or in any firm, corporation, business or project that competes with the Business.

      The Consultant acknowledges that the foregoing covenants are material provisions of this Agreement and if Consultant breaches these covenants whether by action or inaction that material harm will result to EYI and its Business. The Consultant also acknowledges that the harm that may result from a breach may not be fully compensated to EYI by payment of damages and that an injunction or similar remedy may be necessary to fully protect EYI and the Consultant agrees that EYI may obtain an injunction or other similar relief from a Court of competent jurisdiction and that if EYI seeks such a remedy that the Consultant will not oppose the application of EYI.

8.    NON-ASSIGNMENT

8.1 The Consultant shall not assign any of the rights or benefits granted herein.

9.    ARBITRATION

9.1 Save and except for actions for injunctive relief or similar, the Parties shall make every effort to resolve amicably by direct, informal negotiation any disagreement or dispute arising between them under and in connection with this Agreement. If, after TEN (10) DAYS from the commencement of such informal negotiations, the Parties have been unable to amicably resolve any dispute arising out of or in connection with this Agreement, except for actions for injunctive relief or similar, any Party may require that the dispute be referred to and finally resolved by Arbitration, under the rules of the American Arbitration Association (the "Rules"), which Rules are deemed to be incorporated by reference into this Article. The tribunal shall consist of One (1) Arbitrator. The Parties will endeavour within TEN (10) DAYS of the matter being referred to Arbitration to agree upon an Arbitrator, failing which the Arbitrator shall be appointed in accordance with the Rules. The place of Arbitration shall be Las Vegas, NV. The language of the Arbitration shall be English. The Parties agree that the Arbitrator shall be requested to make his award within SIXTY (60) DAYS following the later of the conclusion of the Arbitration hearings or any exchange of final written submissions by the Parties and further agree that the word of the Arbitrator shall be final and binding and without appeal.

10.   NOTICES

10.1 Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

      a.    Delivered personally;

      b.    Sent by prepaid courier service or mail; or



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      c.    Sent prepaid by fax or other similar means of electronic
            communication including email;

      addressed to the relevant party at the address/number shown for that party at the beginning of this Agreement.

10.2 Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or, if sent by fax, email or other electronic communications, on the first business day thereafter, or if sent by mail on the third business day thereafter. Any party may change any particulars of its address/number for notice by notice to the others in the manner above described.

11.   PRINCIPAL

11.1 Jay Sargeant acknowledges that he is the principal of the Consultant, has reviewed this Agreement, and being content therewith covenants and agrees to cause the Consultant to comply and abide with all of the terms and conditions of this Agreement.

12.   GENERAL

12.1  Time shall be of the essence of this Agreement.

12.2 Any changes or amendments or additions to this Agreement must be in writing and signed by both parties to be effective.

12.3 This Agreement shall be construed in accordance with the laws of the State of Nevada and the Courts of said State sitting at Las Vegas, NV shall have, subject to the arbitration provisions contained herein, exclusive jurisdiction to hear all actions arising out of or in respect of this Agreement.

12.4 Failure on the part of a party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of any rights hereunder.

12.5 This is a complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

12.6 The provisions of this Agreement are severable and if any term is alleged or invalid for any reason whatsoever such allegations or invalidity shall not affect the validity of the remainder of this Agreement.



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12.7  This Agreement shall inure to the benefits of and be binding upon the parties hereto and their respective successors and assigns, as permitted herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written. Essentially Yours Industries, Inc. Flaming Gorge, Inc.

Per:     /s/ Barry LaRose                 Per:         /s/ Jay Sargeant
       -------------------------------           -------------------------------
Name:    Barry LaRose                     Name:       Jay Sargeant
       -------------------------------           -------------------------------
Title:   Secretary                        Title:      President
       -------------------------------           -------------------------------


 Jay Sargeant, Principal of Consultant is hereby intervened into this Agreement and does hereby bind himself to its enforcement as of the date first above written.


/s/ JAY SARGEANT
--------------------------------------
    Jay Sargeant

Dated as of


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